UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
___________________________________________________________________

Date of Report (Date of earliest event reported):  October 12, 2011

China Chemical Corp.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-156383	26-3018106
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1, Electric Power Road, Zhou Cun District Zibo, People’s Republic of China	255330
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +86-533-6168699

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

Agreement and Plan of Merger

On October 12, 2011, China Chemical Corp. (“CHCC” or the “Company”), a Delaware corporation, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with New Source Holding Co., Ltd. (“Parent”), a Delaware corporation, and CHCC Acquisition Co., Inc. (“Merger Sub”), a Delaware corporation and a wholly owned subsidiary of Parent, providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent.

The Merger

Pursuant to the Merger Agreement, at the effective time of the Merger, each share of the Company’s common stock issued and outstanding immediately prior to the effective time (other than (i) shares owned by the Company, any subsidiary of the Company, Parent or Merger Sub, including shares to be contributed to Parent or Merger Sub by certain current stockholders of the Company (collectively, the “Contributing Parties”) pursuant to the Support and Contribution Agreement (as defined below) immediately prior to the effective time of the Merger, (ii) shares owned by shareholders who have properly exercised and perfected appraisal rights under Delaware law and (iii) 6 million shares initially issued by the Company in exchange for services to have been provided by PAMCO Management, Ltd., which shares are currently subject to litigation filed on September 22, 2011, in a court in Shandong Province, PRC by Zibo Jiazhou Chemical Co., Ltd., a related party of the Company’s, against PAMCO Management, Ltd. and Po Sun Liu) will be converted automatically into the right to receive $1.50 in cash, without interest.

Financing

The Merger Consideration is to be funded by CHCC’s available cash of approximately $10 million..

Closing Conditions

Consummation of the Merger is subject to a number of conditions, including, among others: the obligations of the parties to complete the merger are subject to the satisfaction or waiver of the following mutual conditions: (i) the Merger must be approved by our stockholders, by the vote of holders of at least a majority of the outstanding shares of our common stock (the “Stockholder Approval”); (ii) no laws, temporary restraining orders, injunctions or other order, judgment, decision, opinion or decrees issued by a court or other governmental entity of competent jurisdiction will be in effect that have the effect of making the Merger illegal; and (iii) the waiting period under all applicable anti-trust laws must have expired or been terminated.  Additionally, each party’s representations and warranties must be true and correct as of the closing date, subject to certain qualifications, and each party must have performed, in all material respects, their covenants and agreements contained in the Merger Agreement.

Representations and Warranties; Covenants

The Company has made customary representations and warranties to Parent and Merger Sub in the Merger Agreement.  The Company has also agreed to customary covenants, including, among other things, covenants regarding: (i) the conduct of the business of the Company prior to the consummation of the Merger and (ii) the calling and holding of a meeting of the Company’s shareholders for the purpose of obtaining the Stockholder Approval.

Each of Parent and Merger Sub has made customary representations and warranties to the Company in the Merger Agreement.  In addition, Parent and Merger Sub have agreed to customary covenants.

Non-Solicitation of Transactions

We have agreed that through the effective time of the Merger, and subject to the discussion of superior proposals below, the Company will not: (i) solicit, initiate or knowingly encourage, or take any other action designed to facilitate any inquiry or the making of any acquisition proposal; or (ii) participate in any discussions or negotiations regarding an acquisition proposal.  In addition, the Company agreed to cease any existing solicitations, discussions or negotiations existing on October 12, 2011 with any person who has made or indicated an intention to make a takeover proposal.  “Acquisition proposal” means any proposal made by any person or persons other than Parent, Merger Sub or any affiliate of Parent or Merger Sub to acquire, other than in the transactions contemplated by the Merger Agreement, (i) beneficial ownership (as defined under Section 13(d) of the Exchange Act) of twenty percent (20%) or more of the common stock of the Company pursuant to a merger, consolidation or other business combination, sale of shares of capital stock, tender offer or exchange offer or similar transaction involving the Company or (ii) twenty percent (20%) or more of the assets of the Company and its subsidiaries, taken as a whole.

However, if the Company receives an unsolicited written acquisition proposal, it may furnish nonpublic information to the person making that proposal, and the Company may engage in discussions with that person with respect to that proposal, as long as: (i) the proposal did not result from our breach of the non-solicitation obligations described above; (ii) the Company’s board of directors reasonably believes the proposal to be bona fide and determines that the proposal is, or could reasonably be expected to result in, a “superior proposal” (as described below); (iii) prior to furnishing the nonpublic information, the party making the takeover proposal signs a suitable confidentiality agreement; and (iv) the Company promptly advises Parent of any offer that is or could reasonably be expected to lead to a takeover proposal and provide copies of such offer, and of any request for nonpublic information relating to the Company.

If, at any time prior to obtaining the approval of the Company’s stockholders of the Merger, the Company receives a superior proposal that the board determines in good faith, after consultation with its advisors, that such proposal is a superior proposal, the Company’s board may: (i) approve or recommend such superior proposal; (ii) withdraw, modify or qualify its recommendation of the merger; or (iii) terminate the merger agreement in order to enter into an agreement with the person making the superior proposal with respect to that superior proposal.

A “superior proposal” means any acquisition proposal that the Company’s board of directors determines, after consultation with its advisors, to be more favorable to the Company and its shareholders than the transactions contemplated hereby.

Termination

The Company and Parent may terminate the Merger Agreement by mutual written consent at any time before the completion of the Merger (including after the Company’s stockholders have approved the Merger).  In addition, either the Company or Parent may terminate the merger agreement at any time before the completion of the merger if: (i) the Merger has not been completed by April 1, 2012, so long as the party seeking to terminate the Merger Agreement has not materially breached the Merger Agreement such that that breach primarily contributes to the failure of the Merger  to be consummated by that date; (ii) any law or final non-appealable order restrains, enjoins or prohibits the completion of the Merger, so long as the party seeking to terminate the merger agreement has used its reasonable best efforts to have the injunction or restraint lifted; (iii) the Merger Agreement has been submitted to our stockholders for approval and the required vote has not been obtained; or (iv) if the Company’s board of directors changes its recommendation of the merger, recommends another acquisition proposal instead of the merger, or permits the Company to enter into an agreement relating to an acquisition proposal other than the Merger.

In addition, the Company may terminate the Merger Agreement at any time before the completion of the
Merger: (i) if Parent breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in the merger agreement, and that breach or failure to perform would result in the failure of certain conditions to closing unless the breach is curable through the exercise of Parent’s or Merger Sub’s reasonable best efforts and Parent and Merger Sub exercise such reasonable best efforts; or (ii) in order to accept a superior proposal, provided that the Company is and has been in compliance in all material respects with the non-solicitation provision of the Merger Agreement and the Company’s board of directors concurrently approves, and we enter into, a definitive agreement with respect to a superior proposal.

Parent may terminate the Merger Agreement at any time before the completion of the Merger if the Company breaches or fails to perform any of our representations, warranties or covenants contained in the Merger Agreement, and that breach or failure to perform would result in the failure of certain conditions to closing unless the breach is curable through the exercise of the Company’s reasonable best efforts and the Company exercises such reasonable best efforts.

Board Approval

The Company’s board of directors approved the Merger Agreement and resolved to recommend that the Company’s stockholders vote to approve the Merger Agreement.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The PAMCO Litigation

The Company previously engaged by PAMCO Management, Ltd. (“PAMCO”), as financial advisor, in connection with the Company’s share exchange and related transactions in September 2010.  The Company delivered cash and shares of its common stock to PAMCO as consideration for certain specified services, although the Company did not receive some of those services.  After the Company’s unsuccessful attempts to resolve this issue with PAMCO and Po Sun Liu, PAMCO’s Chairman, the Company initiated the PAMCO Litigation in Shandong Province, PRC on September 22, 2011.  Through the PAMCO Litigation, the Company seeks the return of $1.8 million cash paid to PAMCO, and either (i) the return to the Company for cancellation of 6 million shares of its common stock (the “Litigation Shares”) received by PAMCO or (ii) payment in the amount of $9 million for such shares.  The Company will not make payment with respect to any of these shares until and unless it is determined upon the conclusion of this litigation that the shares in question are properly held by the parties who presently hold them.  The Litigation Shares and the shares owned by the Contributing Stockholders account for over 99% of the shares of the Company currently outstanding.  We, therefore, urge stockholders to be certain of the source of their shares and for prospective buyers of shares to confirm that the shares they are considering purchasing are not Litigation Shares.  Since we became a public company, other than the shares issued prior to the Company’s share exchange in 2010, we have not, since the share exchange, conducted any offering of shares of our common stock and we have not issued or sold any shares of our common stock.  Consequently, shares available for purchase or trading by the public have entered the market principally as a result of re-sales by PAMCO or its affiliates of Litigation Shares and may be shares for which we seek cancellation.

 Ancillary Agreements

Support and Contribution Agreement

In connection with the execution of the Merger Agreement, the Contributing Parties, Parent and Merger Sub entered into a Support and Contribution Agreement (the “Support and Contribution Agreement”), pursuant to which the Contributing Parties agreed that, at the time immediately prior to the effective time, each Contributing Party would contribute all of the shares of common stock of the Company owned by him, her or  it (such shares, which amount to approximately 79.15% of the Company Shares, the “Contributed Shares”) to the capital of Parent in exchange for equity interests of Parent.  In addition, the Contributing Parties agreed to vote their shares of common stock of the Company in favor of the Merger Agreement and against any alternative proposals and to grant Parent a proxy to vote such securities and to grant Lu Feng a proxy to vote such shares.

The foregoing description of the Support and Contribution Agreement does not purport to be complete and is qualified in its entirety by reference to the Support and Contribution Agreement attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Cautionary Statement Regarding Forward Looking Information

Certain statements herein that reflect management’s expectations regarding future events are forward-looking in nature and, accordingly, are subject to risks and uncertainties.  These forward-looking statements include references to our announced transaction with Parent and Merger Sub.  These forward-looking statements are only predictions and are not guarantees of performance.  These statements are based on beliefs and assumptions of management, which in turn are based on currently available information.  These forward-looking statements also involve risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement.  Many of these factors are beyond our ability to control or predict.  Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include, without limitation, uncertainties as to the timing of the Merger, uncertainties as to whether the Stockholder Approval will be obtained, the possibility that various closing conditions for the transaction may not be satisfied or waived and other risks and uncertainties discussed in documents filed with the Securities and Exchange Commission by the Company.  Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements.  Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon these forward-looking statements as predictions of future events.  We do not undertake any responsibility to update any of these forward-looking statements to conform our prior statements to actual results or revised expectations, except as expressly required by law.

Certain Information Concerning Participants

The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed Merger.  Information concerning the interests of the Company’s participants in the solicitation is, or will be, set forth in the Company’s proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the proposed transaction when it becomes available.  Each of these documents is, or will be, available free of charge at the Securities and Exchange Commission’s website at www.sec.gov and from the Company at http://www.chinafiresecurity.com/, and then clicking on the “Investor Relations” link and then the “SEC Filings” link.

Item 8.01  Other Events.

Press Release

On October 14, 2011, the Company issued a press release regarding the execution of the Merger Agreement. A copy of the press release is filed hereto as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d)             Exhibits.

Exhibit No.	Description of Document

10.2.1
Agreement and Plan of Merger, dated October 12, 2011, by and among New Source Holding Co., Ltd., CHCC Acquisition Co., Inc. and China Chemical Corp. (incorporated herein by reference to Annex A of the Preliminary Proxy Statement on Schedule 14A filed by China Chemical Corp. with the Securities and Exchange Commission on October 14, 2011)

10.1
Support and Contribution Agreement, by and among NSH, Lu Feng, Lu Lingliang, Li Bin, Yan Kai, Yu Hong Tian, Lu Ning, Han Ying, Lu Tian Yu, Zhou Qing, Zhang Lian Fang, Lu Yang, Liu Heng Fang, Zhang Lian Jun, Wang Song, Li Zhi Bin, An Ming, Express Sky Limited, Bright Success Asia Pacific Limited, Able Profit International Limited and Eternal Success International Limited (incorporated herein by reference to Exhibit (d)(e) of the Schedule 13E-3 Transaction Statement filed by China Chemical Corp. and the other Filing Persons thereto with the Securities and Exchange Commission on October 14, 2011)

99.1	Press Release, issued October 14, 2011*

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHINA CHEMICAL CORP.

Date: October 14, 2011	By:	/s/ Feng Lu
Name: Feng Lu
Title: Chief Executive Officer